As filed with the Securities and Exchange Commission on November 10, 2005

Registration No. 333-68820

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

VIA NET.WORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	84-1412512
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Siriusdreef 30-36, 2132 WT Hoofddorp, Amsterdam, The Netherlands
(Address of Principal Executive Offices)

Amended and Restated Key Employee Equity Plan

(Full title of the plan)

Matt S. Nydell

Vice President, General Counsel and Secretary

VIA NET.WORKS, INC.

Siriusdreef 30-36, 2132 WT Hoofddorp

Amsterdam, The Netherlands

+31 20 502 0000

(Name, address and telephone number, including area code, of agent for service)

Copy to:

Steven M. Kaufman, Esq.

John B. Beckman, Esq.

Hogan & Hartson L.L.P.

555 13th Street, N.W.

Washington, DC 20004

(202) 637-5600

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (File No. 333-68820) (the “Registration Statement”) of VIA NET.WORKS, INC. (the “Company”) which was filed with the Securities and Exchange Commission and became effective on August 31, 2001. The Registration Statement registered 214,517 shares of the Company’s common stock, par value $0.001 per share, for offering pursuant to the Company’s Amended and Restated Key Employee Equity Plan.

On October 21, 2005, holders of a majority of the shares of the Company’s common stock approved the Plan of Complete Liquidation and Dissolution of the Company (the “Plan of Dissolution”). Subsequent to the shareholder’s approval, the Company’s board of directors unanimously elected to pursue the Plan of Dissolution. Information describing the Plan of Dissolution and related matters is set forth in the proxy statement that was filed with the Securities and Exchange Commission and mailed to stockholders on September 28, 2005. The Company filed a certificate of dissolution with the Delaware Secretary of State on November 9, 2005. In connection with the adoption of the Plan of Dissolution, the Company approved the termination of the offering pursuant to the Registration Statement. In accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering, the Company hereby removes from registration the securities of the Company registered but unsold under the Registration Statement as of the date of this Post-Effective Amendment No. 1.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Amsterdam, The Netherlands on November 9 , 2005.

VIA NET.WORKS, INC.

By:	/S/ MATT S. NYDELL
Matt S. Nydell
Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 has been signed on November 9, 2005 by the following persons in the capacities indicated:

SIGNATURE	TITLE

/S/ RAY WALSH	Chief Executive Officer (Principal Executive, Financial
Ray Walsh	and Accounting Officer)

/S/ MICHAEL McTIGHE	Chairman of the Board
Michael McTighe

/S/ MALCOLM BELL	Director
Malcolm Bell

Director
Jan Gesmar-Larsen

/S/ KAREN SLATFORD	Director
Karen Slatford

/S/ JOHN C. STEELE	Director
John C. Steele

/S/ FREDERICK B. ROSNER	Director
Frederick B. Rosner

Director
Steven R. Schlesinger

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